Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME AND RECORD ADJUSTED EBITDA

IN THIRD QUARTER FISCAL 2013

•           Third Quarter Net Income of $0.07 per Diluted Share, Compared to Prior Third Quarter Net Loss of $0.06 per Diluted Share

•           Third Quarter Adjusted EBITDA of $295.3 Million Compared to Adjusted EBITDA of $221.5 Million in Prior Third Quarter

•           Third Quarter Results Benefited from Continued Front End Sales and Prescription Count Growth

•           Eighth Consecutive Quarter of Adjusted EBITDA Increases

•           Rite Aid Raises Earnings Guidance

Camp Hill, Pa. (Dec. 20, 2012) - Rite Aid Corporation (NYSE: RAD) today reported improved financial results for its fiscal third quarter ended Dec. 1, 2012. The company reported revenues of $6.2 billion, net income of $61.9 million, or $0.07 per diluted share, and Adjusted EBITDA of $295.3 million, or 4.7 percent of revenues.

“We have reached a significant milestone in our turnaround efforts by returning to profitability,” said Rite Aid Chairman, President and CEO John Standley. “We have now increased Adjusted EBITDA and same store prescription counts for eight consecutive quarters. Our third quarter performance is the result of our entire team’s continued efforts to fundamentally improve our business.”

“Our record Adjusted EBITDA was driven by strong prescription count growth, an increase in front-end same store sales and higher pharmacy gross margin resulting from the introduction of new generic medications. While we are pleased with our third quarter results, we remain focused on sustaining our positive momentum and achieving long-term success,” Standley added.

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Rite Aid FY 2013 Q3 Press Release - page 2

Third Quarter Summary

Revenues for the 13-week quarter were $6.2 billion versus revenues of $6.3 billion in the prior year third quarter. Revenues decreased 1.2 percent primarily due to the impact of the introduction of lower cost generics on pharmacy same store sales as well as store closings.

Same store sales for the quarter decreased 1.5 percent over the prior year 13-week period, consisting of a 1.1 percent increase in front end sales offset by a 2.7 percent decrease in pharmacy sales. Pharmacy sales included an approximate 924 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 3.6 percent over the prior year period, which includes the benefit of additional prescriptions resulting from the Walgreens/Express Scripts dispute. Prescription sales accounted for 67.8 percent of total drugstore sales, and third party prescription revenue was 96.5 percent of pharmacy sales.

Net income was $61.9 million or $0.07 per diluted share compared to last year’s third quarter net loss of $52.0 million or $0.06 per diluted share. The improvement in net income resulted primarily from an increase in Adjusted EBITDA as well as a lower LIFO charge.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $295.3 million or 4.7 percent of revenues for the third quarter compared to $221.5 million or 3.5 percent of revenues for the like period last year. Adjusted EBITDA improved due to increases in front end sales and script count as well as an improvement in pharmacy gross margin resulting from new generic introductions. Also included in Adjusted EBITDA in the current quarter was an $18.1 million benefit related to the settlement of interchange fee litigation which was not included in the company’s guidance.

In the third quarter, the company relocated three stores, remodeled 114 stores and closed ten stores. Completed wellness stores at the end of the third quarter totaled 687. Stores in operation at the end of the third quarter totaled 4,633.

Rite Aid Raises Earnings Guidance

Rite Aid has updated its fiscal 2013 guidance with sales expected to be between $25.150 billion and $25.300 billion and same store sales to range from a decrease of 0.90 percent to a decrease of 0.30 percent compared to fiscal 2012. Rite Aid has raised its Adjusted EBITDA (which is reconciled to net loss/income on the attached table) guidance to be between $1.050 billion and $1.075 billion and its net loss/income guidance to be between a net loss of $38 million or $0.05 per diluted share and net income of $33 million or $0.03 per diluted share. Capital expenditure guidance has been raised to $360 million.

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Rite Aid FY 2013 Q3 Press Release – page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. EST today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. EST today. A playback of the call will also be available by telephone beginning at 12 p.m. EST today until 11:59 p.m. EST on Dec.22, 2012. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 75462616.

Rite Aid is one of the nation’s leading drugstore chains with 4,633 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding reduction of tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	December 1, 2012	March 3, 2012
ASSETS
Current assets:
Cash and cash equivalents	$263,641	$162,285
Accounts receivable, net	917,033	1,013,233
Inventories, net of LIFO reserve of $1,090,625 and $1,063,123	3,096,988	3,138,455
Prepaid expenses and other current assets	194,930	190,613
Total current assets	4,472,592	4,504,586
Property, plant and equipment, net	1,901,542	1,902,021
Other intangibles, net	476,413	528,775
Other assets	335,595	428,909
Total assets	$7,186,142	$7,364,291

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$229,041	$79,421
Accounts payable	1,437,728	1,426,391
Accrued salaries, wages and other current liabilities	1,176,903	1,064,507
Total current liabilities	2,843,672	2,570,319
Long-term debt, less current maturities	5,827,936	6,141,773
Lease financing obligations, less current maturities	95,434	107,007
Other noncurrent liabilities	995,214	1,131,948
Total liabilities	9,762,256	9,951,047

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	179,406	171,569
Common stock	903,827	898,687
Additional paid-in capital	4,278,576	4,278,988
Accumulated deficit	(7,888,349)	(7,883,367)
Accumulated other comprehensive loss	(49,575)	(52,634)
Total stockholders’ deficit	(2,576,114)	(2,586,756)
Total liabilities and stockholders’ deficit	$7,186,142	$7,364,291

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended December 1, 2012	Thirteen weeks ended November 26, 2011
Revenues	$6,237,847	$6,312,584
Costs and expenses:
Cost of goods sold	4,426,526	4,641,204
Selling, general and administrative expenses	1,612,198	1,583,098
Lease termination and impairment charges	14,366	11,540
Interest expense	128,371	129,927
Gain on sale of assets, net	(6,262)	(2,172)

	6,175,199	6,363,597

Income (loss) before income taxes	62,648	(51,013)
Income tax expense	777	972
Net income (loss)	$61,871	$(51,985)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$61,871	$(51,985)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,651)	(2,498)
Income (loss) attributable to common stockholders - basic	59,194	(54,509)
Add back - Interest on convertible notes	1,334	—
Income (loss) attributable to common stockholders - diluted	$60,528	$(54,509)

Denominator:
Basic weighted average shares	891,031	886,629
Outstanding options	1,977	—
Convertible notes	24,800	—
Diluted weighted average shares	917,808	886,629

Basic and diluted income (loss) per share	$0.07	$(0.06)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended December 1, 2012	Thirty-nine weeks ended November 26, 2011
Revenues	$18,937,018	$18,974,468
Costs and expenses:
Cost of goods sold	13,666,505	13,963,208
Selling, general and administrative expenses	4,918,433	4,773,086
Lease termination and impairment charges	34,292	43,748
Interest expense	388,013	391,516
Loss on debt modifications and retirements, net	17,842	17,510
Gain on sale of assets, net	(19,267)	(7,812)

	19,005,818	19,181,256

Loss before income taxes	(68,800)	(206,788)
Income tax (benefit) expense	(63,818)	533
Net loss	$(4,982)	$(207,321)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(4,982)	$(207,321)
Accretion of redeemable preferred stock	(77)	(77)
Cumulative preferred stock dividends	(7,837)	(7,384)
Loss attributable to common stockholders - basic and diluted	$(12,896)	$(214,782)

Denominator:
Basic and diluted weighted average shares	889,187	885,388

Basic and diluted loss per share	$(0.01)	$(0.24)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Thirteen weeks ended December 1, 2012	Thirteen weeks ended November 26, 2011
Net income (loss)	$61,871	$(51,985)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,020	590
Total other comprehensive income	1,020	590
Comprehensive income (loss)	$62,891	$(51,395)

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(unaudited)

	Thirty-nine weeks ended December 1, 2012	Thirty-nine weeks ended November 26, 2011
Net loss	$(4,982)	$(207,321)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	3,059	1,771
Total other comprehensive income	3,059	1,771
Comprehensive loss	$(1,923)	$(205,550)

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended December 1, 2012	Thirteen weeks ended November 26, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,237,847	$6,312,584
Cost of goods sold	4,426,526	4,641,204
Gross profit	1,811,321	1,671,380
LIFO charge	—	27,501
FIFO gross profit	1,811,321	1,698,881

Gross profit as a percentage of revenues	29.04%	26.48%
LIFO charge as a percentage of revenues	0.00%	0.44%
FIFO gross profit as a percentage of revenues	29.04%	26.91%

Selling, general and administrative expenses	1,612,198	1,583,098
Selling, general and administrative expenses as a percentage of revenues	25.85%	25.08%

Cash interest expense	120,719	121,321
Non-cash interest expense	7,652	8,606
Total interest expense	128,371	129,927

Adjusted EBITDA	295,284	221,460
Adjusted EBITDA as a percentage of revenues	4.73%	3.51%

Net income (loss)	61,871	(51,985)
Net income (loss) as a percentage of revenues	0.99%	-0.82%

Total debt	6,152,411	6,311,671
Invested cash	167,241	1,258
Total debt net of invested cash	5,985,170	6,310,413

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	84,984	55,852
Intangible assets acquired	25,692	11,643
Total cash capital expenditures	110,676	67,495
Equipment received for noncash consideration	504	1,358
Equipment financed under capital leases	2,017	4,095
Gross capital expenditures	$113,197	$72,948

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended December 1, 2012	Thirty-nine weeks ended November 26, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$18,937,018	$18,974,468
Cost of goods sold	13,666,505	13,963,208
Gross profit	5,270,513	5,011,260
LIFO charge	27,502	67,503
FIFO gross profit	5,298,015	5,078,763

Gross profit as a percentage of revenues	27.83%	26.41%
LIFO charge as a percentage of revenues	0.15%	0.36%
FIFO gross profit as a percentage of revenues	27.98%	26.77%

Selling, general and administrative expenses	4,918,433	4,773,086
Selling, general and administrative expenses as a percentage of revenues	25.97%	25.16%

Cash interest expense	364,929	365,744
Non-cash interest expense	23,084	25,772
Total interest expense	388,013	391,516

Adjusted EBITDA	788,102	668,570
Adjusted EBITDA as a percentage of revenues	4.16%	3.52%

Net loss	(4,982)	(207,321)
Net loss as a percentage of revenues	-0.03%	-1.09%

Total debt	6,152,411	6,311,671
Invested cash	167,241	1,258
Total debt net of invested cash	5,985,170	6,310,413

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	233,195	146,138
Intangible assets acquired	45,659	28,090
Total cash capital expenditures	278,854	174,228
Equipment received for noncash consideration	2,636	3,092
Equipment financed under capital leases	7,251	6,476
Gross capital expenditures	$288,741	$183,796

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended December 1, 2012	Thirteen weeks ended November 26, 2011

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$61,871	$(51,985)
Adjustments:
Interest expense	128,371	129,927
Income tax expense	777	972
Depreciation and amortization	102,790	107,579
LIFO charges	—	27,501
Lease termination and impairment charges	14,366	11,540
Stock-based compensation expense	4,219	4,089
Gain on sale of assets, net	(6,262)	(2,172)
Closed facility liquidation expense	1,396	1,527
Customer loyalty card program revenue deferral	(11,746)	(5,846)
Other	(498)	(1,672)
Adjusted EBITDA	$295,284	$221,460
Percent of revenues	4.73%	3.51%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Thirty-nine weeks ended December 1, 2012	Thirty-nine weeks ended November 26, 2011

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(4,982)	$(207,321)
Adjustments:
Interest expense	388,013	391,516
Income tax (benefit) expense	(63,818)	533
Reduction of tax indemnification asset	60,237	—
Depreciation and amortization	311,160	333,381
LIFO charges	27,502	67,503
Lease termination and impairment charges	34,292	43,748
Stock-based compensation expense	12,872	11,612
Gain on sale of assets, net	(19,267)	(7,812)
Loss on debt modifications and retirements, net	17,842	17,510
Closed facility liquidation expense	4,263	5,159
Severance costs	(72)	256
Customer loyalty card program revenue deferral	16,247	22,905
Other	3,813	(10,420)
Adjusted EBITDA	$788,102	$668,570
Percent of revenues	4.16%	3.52%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended December 1, 2012	Thirteen weeks ended November 26, 2011

OPERATING ACTIVITIES:
Net income (loss)	$61,871	$(51,985)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	102,790	107,579
Lease termination and impairment charges	14,366	11,540
LIFO charges	—	27,501
Gain on sale of assets, net	(6,262)	(2,172)
Stock-based compensation expense	4,219	4,089
Changes in operating assets and liabilities:
Accounts receivable	9,343	(21,190)
Inventories	(74,724)	(126,646)
Accounts payable	172,614	28,800
Other assets and liabilities, net	(15,697)	24,466
Net cash provided by operating activities	268,520	1,982
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(84,984)	(55,852)
Intangible assets acquired	(25,692)	(11,643)
Proceeds from sale-leaseback transactions	2,405	2,428
Proceeds from dispositions of assets and investments	11,844	7,592
Net cash used in investing activities	(96,427)	(57,475)
FINANCING ACTIVITIES:
Net proceeds from revolver	—	118,000
Principal payments on long-term debt	(7,824)	(4,392)
Change in zero balance cash accounts	4,974	11,934
Net proceeds from the issuance of common stock	99	62
Deferred financing costs paid	(26)	—
Net cash (used in) provided by financing activities	(2,777)	125,604
Increase in cash and cash equivalents	169,316	70,111
Cash and cash equivalents, beginning of period	94,325	78,363
Cash and cash equivalents, end of period	$263,641	$148,474

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirty-nine weeks ended December 1, 2012	Thirty-nine weeks ended November 26, 2011

OPERATING ACTIVITIES:
Net loss	$(4,982)	$(207,321)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	311,160	333,381
Lease termination and impairment charges	34,292	43,748
LIFO charges	27,502	67,503
Gain on sale of assets, net	(19,267)	(7,812)
Stock-based compensation expense	12,872	11,612
Loss on debt modifications and retirements, net	17,842	17,510
Changes in operating assets and liabilities:
Accounts receivable	95,732	(7,636)
Inventories	13,055	(298,936)
Accounts payable	55,498	179,925
Other assets and liabilities, net	55,533	124,067
Net cash provided by operating activities	599,237	256,041
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(233,195)	(146,138)
Intangible assets acquired	(45,659)	(28,090)
Proceeds from sale-leaseback transactions	6,355	2,428
Proceeds from dispositions of assets and investments	27,744	16,955
Net cash used in investing activities	(244,755)	(154,845)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	426,263	341,285
Net (repayments to) proceeds from revolver	(136,000)	163,000
Principal payments on long-term debt	(479,147)	(439,553)
Change in zero balance cash accounts	(43,507)	(106,347)
Net proceeds from the issuance of common stock	1,103	566
Financing fees paid for early debt redemption	(11,069)	—
Deferred financing costs paid	(10,769)	(2,789)
Net cash used in financing activities	(253,126)	(43,838)
Increase in cash and cash equivalents	101,356	57,358
Cash and cash equivalents, beginning of period	162,285	91,116
Cash and cash equivalents, end of period	$263,641	$148,474

Chart 11

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS) INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2013

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,150,000	$25,300,000

Same store sales (a)	-0.9%	-0.3%

Gross capital expenditures	$360,000	$360,000

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(38,000)	$33,000
Adjustments:
Interest expense	518,000	518,000
Income tax benefit	(102,000)	(104,000)
Reduction of tax indemnification asset	95,000	95,000
Depreciation and amortization	416,000	416,000
LIFO charge	30,000	—
Store closing and impairment charges	87,000	80,000
Stock-based compensation expense	17,000	17,000
Loss on debt modification	18,000	18,000
Customer loyalty card program revenue deferral	21,000	20,000
Other	(12,000)	(18,000)
Adjusted EBITDA	$1,050,000	$1,075,000

Diluted (loss) income per share	$(0.05)	$0.03

(a)         Reflects approximately 700 basis points reduction in pharmacy same store sales from new generic introductions.

Chart 12